                                                                       EXHIBIT 1

                             JOINT FILING AGREEMENT

            The undersigned hereby agree to the joint filing of the Schedule 13G to which this Agreement is attached.

               Dated: February 14, 2003

                                 WAM Acquisition GP, Inc.
                                     for itself and as general partner of
                                     LIBERTY WANGER ASSET MANAGEMENT, L.P.

                                 By:  /s/ Bruce H. Lauer
                                      ------------------------------------------
                                          Bruce H. Lauer
                                          Senior Vice President and Secretary

                                 LIBERTY ACORN TRUST

                                 By:  /s/ Bruce H. Lauer
                                      ------------------------------------------
                                          Bruce H. Lauer
                                          Vice President, Treasurer and
                                          Secretary


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